Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm


Competitive Technologies, Inc.
Fairfield, Connecticut


We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-113751), Form S-3 (Registration No. 333-113571) and Form S-8 (Registration Nos. 33-87756, 333-18759, 333-95763,
333-58612,  333-81456,  333-102798, and 333-141743) of Competitive Technologies,
Inc. and Subsidiaries of our report dated October 4, 2006, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP


Valhalla, New York
October 29, 2007